UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2008

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

745 Seventh Avenue
New York, New York	10019
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Barclays Capital Inc.

On September 16, 2008, Lehman Brothers Holdings Inc. (the “Registrant”), Lehman Brothers Inc. (“LBI”) and LB 745 LLC (collectively with the Registrant and LBI, “Lehman”) entered into an Asset Purchase Agreement (the “Original Agreement”) with Barclays Capital Inc. (“Barclays”), under which Lehman has agreed to sell to Barclays for $1,540,000,000 (the “Barclays Purchase Price”) certain assets, and Barclays has agreed to assume certain liabilities, related to Lehman’s North American investment banking, and fixed income and equities sale, trading and research operations, and its private investment management business.  On September 19, 2008, Lehman and Barclays entered into the First Amendment to Asset Purchase Agreement (the “First Amendment”).  In addition, Lehman and Barclays entered into a Letter Agreement, dated as of September 20, 2008 (the “Letter Agreement” and, together with the Original Agreement and the First Amendment, the “Asset Purchase Agreement”) for purposes of clarifying the intention of the parties with respect to, and supplementing and amending, certain provisions of the Asset Purchase Agreement.  Copies of the Original Agreement, the First Amendment, the Letter Agreement and the press release that originally announced the transaction are attached hereto as Exhibits 10.1, 10.2, 10.3 and 99.1, respectively, and are incorporated herein by reference.

Because the Asset Purchase Agreement was signed by the Registrant as a debtor-in-possession, the sale was conducted under the provisions of Section 363 of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), and was subject to approval by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) which the Bankruptcy Court granted on September 20, 2008.

The Asset Purchase Agreement contemplates the sale of LBI’s assets in connection with a case commenced under the Securities Investor Protection Act of 1970, as amended.  In this regard, on September 19, 2008, the Securities Investor Protection Corporation commenced a case under the Act with respect to LBI in the United States District Court for the Southern District of New York (the “District Court”).  James W. Giddens was appointed by the District Court as the trustee for LBI's estate (the “LBI Trustee”) and further proceedings in the case were referred in accordance with the Act to the Bankruptcy Court, which approved the sale of certain of LBI’s business pursuant to the Asset Purchase Agreement.

In addition, on September 18, 2008, U.S. federal antitrust agencies granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The sale closed on September 22, 2008.

In connection with the sale, the Registrant entered into a $450 million Senior Secured Superpriority Debtor-In-Possession Credit Agreement dated as of September 17, 2008 (the “DIP Credit Agreement”) among the Registrant and Barclays Bank PLC, as Administrative Agent, Collateral Agent and a Lender.  A copy of the DIP Credit Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

The Registrant also entered into a Transition Services Agreement, dated September 22, 2008 (the “Transition Services Agreement” and together with the Asset Purchase Agreement and the DIP Credit Agreement, the “Agreements”), with Barclays, whereby Barclays has agreed to provide, or cause to be provided, to the Registrant and its affiliates certain services, use of facilities and other assistance on a transitional basis, and the Registrant has agreed to provide, or cause to be provided, certain services, use of facilities and other assistance on a transitional basis.  A copy of the Transition Services Agreement is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Key terms of the Agreements are described below:

Key Assets Sold by Lehman

•                  Lehman’s United States and Canadian investment banking and capital markets business, including the fixed income and equities cash trading, brokerage, dealing, trading and advisory businesses, investment banking operations, LBI’s business as a futures commission merchant and LBI’s commodities business, government securities trading operations and mortgage-backed securities trading operations of LBI, and its private investment management business (collectively, the “Business”). Barclays also acquired certain securities of LBI held as part of its securities trading operations.

•                  The equity of Lehman Brothers Canada, Inc., Lehman Brothers Sudamerica SA and Lehman Brothers Uruguay SA.

•                  Lehman’s headquarters, located at 745 Seventh Avenue in New York City and two data centers located in New Jersey.

Key Liabilities Assumed by Barclays

•                  All liabilities of the Business incurred by Barclays after the closing in connection with the Business.

•                  Lehman’s liabilities under contracts purchased by Barclays arising after, with respect to each entity that comprises a seller under the Asset Purchase Agreement, the date on which such entity commenced a voluntary case or cases under Chapter 11 or Chapter 7, as the case may be, of the Bankruptcy Code.

•                  Certain liabilities relating to benefits to be provided to Lehman employees who are transferred to Barclays following the sale of the Business.

Key Assets and Liabilities Retained by Lehman

•                  Any subsidiaries of the Registrant (other than Lehman Brothers Canada, Inc., Lehman Brothers Sudamerica SA and Lehman Brothers Uruguay SA).

•                  All of the Registrant’s assets that do not constitute part of the Business or part of the real estate assets that are transferred in connection with the Asset Purchase Agreement, including the Registrant’s asset management business (other than its private investment management business), the alternatives-private equity business and the CTS (Corporate

Cash) business.

•                  All liabilities other than Assumed Liabilities (defined in accordance with the Asset Purchase Agreement and the Letter Agreement).

Purchase Price for Lehman Assets

•                  $250 million in cash and the Assumed Liabilities.

•                  $1.29 billion (subject to certain holdback amounts in order to effectuate the prorations contemplated by 12.2 of the Asset Purchase Agreement) for Lehman’s headquarters and two data centers.

Employees Transferred

•                  Approximately 10,000 employees of the Registrant and LBI in North America and certain of its subsidiaries are expected to join Barclays as a result of the transaction.

Key Provisions of the DIP Credit Agreement

•                  Secured superpriority multiple draw term loan of $250 million and secured superpriority revolving credit facility of $200 million, to fund the continued operation of the Registrant’s businesses as debtor and debtor-in-possession under the Bankruptcy Code.

•                  Term loans and revolving loans bear interest as follows: (i) in the case of base rate loans, at a base rate plus 5.00% per annum (which shall increase to 6.50% per annum beginning on the 60th day following the date of the DIP Credit Agreement); and (ii) in the case of eurodollar loans, at an adjusted eurodollar rate plus 6.00% per annum (which shall increase to 7.50% per annum beginning on the 60th day following the date of the DIP Credit Agreement).

•                  The DIP Credit Agreement provides for certain mandatory prepayments, including upon receipt of net proceeds from asset sales, from certain issuances of equity securities and from certain issuances of indebtedness, as well as based on excess cash and cash equivalents at the end of each business day. The lenders under the DIP Credit Agreement have agreed to waive any mandatory prepayments with respect to the LBI sale.

•                  The liens and security interests granted to the collateral agent for the benefit of the secured parties have the senior secured status afforded by Section 364(c) of the Bankruptcy Code.

•                  The DIP Credit Agreement contains various representations, warranties, covenants and events of default by the Registrant.

•                  The obligation of the lenders to make loans under the DIP Credit Agreement is subject to a variety of documentary and other conditions.

•                  The loans under DIP Credit Agreement will mature on the earliest to occur of: (i) the earlier of (x) the six-month anniversary of the date the initial term loan or revolving loan is made, and (y)  the date upon which a plan of reorganization in the Registrant’s Chapter 11 case becomes effective; (ii) 25 days after the date of the DIP Credit Agreement (i.e., October 12, 2008), if a final and non-appealable order by the Bankruptcy Court approving the DIP Credit Agreement and certain other matters has not yet been entered before that date (or such longer period as may be agreed by the administrative agent in its sole discretion); (iii) the termination date of the Asset Purchase Agreement, in the event of the bankruptcy court’s approval of a competing transaction, or 30 days after the termination date of the Asset Purchase Agreement, in the event of other termination events under the Asset Purchase Agreement; (iv) the date that all loans under the DIP Credit Agreement become due and payable; and (v) in the case of the term facility and the revolving facility, the termination of all commitments under such term facility or revolving facility in accordance with the provisions of the DIP Credit Agreement.

Key Provisions of the Transition Services Agreement

•                  Any service provided by Lehman or Barclays or their respective affiliates under the Transition Services Agreement will be charged to the recipient of such services, in accordance with the terms of the Transition Services Agreement.

•                  Initially, services under the Transition Services Agreement are provided at cost, without any markup for profit margin.  On and after the date that is nine months after the closing date of the sale, services will be provided at cost plus 15%.

•                  Subject to certain exceptions, all services under the Transition Services Agreement will terminate no later than the earliest of (x) 18 months after the closing date of the sale of the Business and (y) 12 months from the closing date of the sale of the businesses retained by the Registrant or the portion of the Business, as applicable, to which such service relates or from which the service is provided and (z) such date as the recipient of services has developed an alternative source of such services; provided that the periods in clauses (x) and (y) can be extended to 30 months and 24 months, respectively, if there is no third party provider that can reasonably provide a comparable service, the absence of the service would cause a material adverse effect on the value of the underlying business operations or assets and the applicable party provides notice in accordance with the agreement.

Agreement with Alvarez & Marsal

Effective as of September 15, 2008, the Registrant entered into an engagement letter (the “Engagement Letter”) with Alvarez & Marsal North America, LLC (“A&M”), a management consulting firm.  The Engagement Letter was approved by the Registrant’s Board of Directors on September 16, 2008 and remains subject to approval by the Bankruptcy Court.  Under the Engagement Letter, Mr. Bryan P. Marsal will act as Chief Restructuring Officer of the Registrant and additional personnel (the “Additional Personnel”) to be agreed by A&M and the board of directors of the Registrant will assist Mr. Marsal in performing the duties outlined in the Engagement Letter.

Under the Engagement Letter, Mr. Marsal and the Additional Personnel will perform a financial review of the Registrant, assist in asset sales, identify cost reduction and operations improvement opportunities, assist the Registrant’s chief executive officer in developing restructuring plans or strategic alternatives, serve as the principal contact with the Registrant’s creditors with respect to the Registrant’s financial and operational matters, and perform other services as reasonably requested or directed by the board of directors, the chief executive officer or other authorized personnel of the Registrant.  Mr. Marsal and the Additional Personnel will report to the chief executive officer and the board of directors.

The Registrant will pay Mr. Marsal $850 per hour for his services under the Engagement Letter and will pay the Additional Personnel hourly rates ranging from $175 to $850 per hour for their services.  In addition, the Registrant will reimburse A&M for the reasonable out-of-pocket expenses of Mr. Marsal, the Additional Personnel and any other A&M personnel providing services to the Registrant.  In addition, the Registrant and A&M agreed to reach an agreement within 90 days regarding the amount and terms of incentive compensation to be paid to A&M (the “Incentive Fee”).

The Registrant will pay A&M a retainer fee of $2,500,000, to be credited against amounts due at termination of the engagement and returned upon the satisfaction of all obligations under the Engagement Letter.

The letter agreement may be terminated by either party without cause upon 30 days’ written notice.  If the Registrant terminates the Engagement Letter without cause or A&M terminates the Engagement Letter with good reason, A&M will receive the Incentive Fee if the triggering event to be agreed occurs within nine months of the termination.  If the Registrant terminates the Engagement Letter for cause at any time, the Registrant will be relieved of all of its payment obligations thereunder, except for the payment of fees and expenses incurred by A&M through the effective date of termination, the maintenance of director and officer liability insurance for two years following termination and the obligation to indemnify A&M against certain claims or losses arising out of its performance of services for the Registrant.

A copy of the Consulting Agreement is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Depository Trust & Clearing Corporation Letter Agreement

In connection with the Asset Purchase Agreement, Barclays, The Depository Trust & Clearing Corporation (“DTCC”) (on behalf of itself, the Fixed Income Clearing Corporation and the National Securities Clearing Corporation (collectively, the “Clearing Agency Subsidiaries”)) and the LBI Trustee and Barclays entered into a letter agreement, dated September 22, 2008 (the “DTCC Letter Agreement”).  Pursuant to authority granted to the LBI Trustee by the Bankruptcy Court, the LBI Trustee instructed the Clearing Agency Subsidiaries to close out the pending transactions in the

Accounts of the Clearing Agency Subsidiaries and to use the proceeds in accordance with the rules and procedures of the Clearing Agency Subsidiaries.  In order to induce DTCC to take the actions contemplated by the DTCC Letter Agreement, LBI and Barclays agreed that $250 million of the purchase price to be paid by Barclays for the Business would be paid by Barclays to DTCC to provide collateral against any losses, claims, damages and expenses of DTCC and each of the Clearing Agency Subsidiaries, and their respective officers, directors, employee, owners, agents and representatives.

If any portion of this deposited amount remains following the closeout of the Accounts and the satisfaction of all obligations in accordance with the rules and procedures of the Clearing Agency Subsidiaries, such remaining amount will be remitted to the LBI Trustee.

A copy of the DTCC Letter Agreement is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 16, 2008, the Registrant executed the Asset Purchase Agreement referred to in Item 1.01 of this Report. The discussion in Item 1.01 is incorporated herein by reference.

As a result of entering into this transaction and related efforts to restructure its business, the Registrant expects that it will incur costs.  At this time, the Registrant is unable to quantify within a reasonable range the components of and amounts of those costs it will incur to restructure its business.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 15, 2008, the Registrant appointed Bryan P. Marsal, 57, as the Registrant’s Chief Restructuring Officer pursuant to the Engagement Letter described in Item 1.01 above.  The Engagement Letter took was approved by the Registrant’s Board of Directors on September 16, 2008 and remains subject to approval by the Bankruptcy Court.

Mr. Marsal is the Co-Chief Executive Officer of A&M, which he co-founded in 1983.  Mr. Marsal has led numerous A&M engagements in the healthcare, manufacturing, retailing, apparel, communications and oil field services industries. Mr. Marsal most recently served as Chief Restructuring Officer of HealthSouth, an outpatient surgery, diagnostic testing and physical rehabilitation services provider.  Previously, he served as the Chief Restructuring Manager of

Arthur Andersen LLP, Chairman and CEO of Cluett American Corporation, Republic Health Corporation (renamed OrNdaHealthCorp.), Anthony Manufacturing and Gitano.  He has also served as Chief Operating Officer of Alexander’s Dept. Stores.

There are no family relationships between Mr. Marsal and any director or executive officer of the Registrant.  Under the terms of the Engagement Letter, Mr. Marsal will continue to be employed by A&M as a managing director and, while rendering services to the Company, will continue to work with A&M personnel in connection with other unrelated matters.  As a result, Mr. Marsal will not receive any compensation directly from the Registrant and will not participate in any of the Registrant’s employee benefit plans.  The Registrant will instead compensate A&M for Mr. Marsal’s services.  See above the disclosure set forth in Item 1.01 above regarding the Engagement Letter with A&M, which is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits

                The following Exhibits are filed as part of this Report.

Exhibit 10.1	Asset Purchase Agreement, dated as of September 16, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC and Barclays Capital Inc.

Exhibit 10.2	First Amendment to the Asset Purchase Agreement, dated as of September 19, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC and Barclays Capital Inc.

Exhibit 10.3	Letter Agreement, dated as of September 18, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC and Barclays Capital Inc.

Exhibit 10.4

Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of September 17, 2008, between Lehman Brothers Holdings Inc., as Borrower, and Barclays Bank PLC as Administrative Agent, Collateral Agent and a Lender

Exhibit 10.5	Transition Services Agreement, dated as of September 22, 2008, between Lehman Brothers Holdings Inc. and Barclays Capital Inc.

Exhibit 10.6	Engagement Letter, dated September 15, 2008, between Lehman Brothers Holdings Inc. and Alvarez & Marsal North America, LLC.

Exhibit 10.7

Letter Agreement, dated September 22, 2008, among The Depository Trust & Clearing Corporation, on behalf of itself and The Depository Trust Company, the National Securities Clearing Corporation and the

Fixed Income Clearing Corporation, the trustee for the liquidation of Lehman Brothers Inc. under the Securities Investor Protection Act and Barclays Capital Inc.

Exhibit 99.1	Press Release of the Registrant, dated as of September 16, 2008, announcing the Registrant’s sale of certain assets to Barclays Capital Inc.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: September 22, 2008	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III
Title: Vice President

EXHIBIT INDEX

Exhibit 10.1	Asset Purchase Agreement, dated as of September 16, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC and Barclays Capital Inc.

Exhibit 10.2	First Amendment to the Asset Purchase Agreement, dated as of September 19, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC and Barclays Capital Inc.

Exhibit 10.3	Letter Agreement, dated as of September 20, 2008, among Lehman Brothers Holdings Inc., Lehman Brothers Inc., LB 745 LLC and Barclays Capital Inc.

Exhibit 10.4

Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of September 17, 2008, between Lehman Brothers Holdings Inc., as Borrower, and Barclays Bank PLC as Administrative Agent, Collateral Agent and a Lender

Exhibit 10.5	Transition Services Agreement, dated as of September 22, 2008, between Lehman Brothers Holdings Inc. and Barclays Capital Inc.

Exhibit 10.6	Engagement Letter, dated September 15, 2008, between Lehman Brothers Holdings Inc. and Alvarez & Marsal North America, LLC.

Exhibit 10.7

Letter Agreement, dated September 22, 2008, among The Depository Trust & Clearing Corporation, on behalf of itself and The Depository Trust Company, the National Securities Clearing Corporation and the Fixed Income Clearing Corporation, the trustee for the liquidation of Lehman Brothers Inc. under the Securities Investor Protection Act and Barclays Capital Inc.

Exhibit 99.1	Press Release of the Registrant, dated as of September 16, 2008, announcing the Registrant’s sale of certain assets to Barclays Capital Inc.